Loan Agreement

by and between

YOU On Demand (Beijing) Technology Co., Ltd.

and

Yang Lan

and

Zhu Yun

April 5, 2016

This LOAN AGREEMENT (“Agreement”) is entered into on this April 5, 2016 (“Signing Date”) in Beijing, People’s Republic of China (“PRC”), by and between:

(1)

YOU On Demand (Beijing) Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC, with its registered address at Suite 2603, 26/F, Tower A, 10 Jintongxi Road, Chaoyang District, Beijing, PRC (“Party A”);

(2)

Yang Lan, a PRC citizen and holder of identity card number 110108196803315727, whose residential address is at No. 602 Unit 1 18/F, No. 19 West Third Ring North Road, Haidian District, Beijing, PRC (“Party B”); and

(3)	Zhu Yun, a PRC citizen and holder of identity card number 630104197402260543, whose residential address is at No.501, Room 13, 15th Floor, Liuheyuan, Shijingshan District, Beijing, PRC. (“Party C”).

WHEREAS:

A.

Party A, through its affiliate, extended loans of RMB 19,800,000 and RMB 2,000,000 to individual bank accounts designated by Party B and Party C (collectively, the “Loans”) for the purpose of establishing Tianjin Sevenstarflix Network Technology Limited (“Company”) and developing its business.

B.	Party A, Party B and Party C wish to sign a written agreement formally setting forth the terms and conditions for the loan arrangements among them.

NOW, THEREFORE, the parties agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

	1.1	Definitions. Unless otherwise provided in this Agreement, the following terms shall have the meanings set forth below:

Business Day	means a day on which commercial banks are open for business in the PRC;

Call Option Agreement	means the call option agreement to be entered into among the parties and the Company;

Confidential Information

means any information of a confidential nature relating to the parties and the Company, including without limitation any confidential information concerning their respective structure, business activities (including financial information, client lists and business policies), technology, released or unreleased software or hardware products, and marketing plans, regardless of the format in which such information is stored or communicated, and including any excerpts, summaries or other derivative products containing the same;

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Designated Person	means any person designated by Party A in writing;

Equity Interests	means the entire equity interests of the Company
held by Party B and Party C respectively;

Equity Pledge Agreement	means the equity pledge agreement to be entered into between the parties;

Event of Default	means any event as described in Article 2.4;

Force Majeure

means any fire, flood, war, act of government or other natural or man-made event which is unforeseen by the parties (or if foreseen, reasonably unavoidable) and which prevents the performance of this Agreement by any or all of the parties, but excluding any shortage of credit or lack of funding which may affect Party B or Party C’s ability to perform repayment of the entire amount or any portion of the Loans;

Power of Attorney

means the irrevocable power of attorney issued by each of Party B and Party C on Arpil 1, 2016, pursuant to which Party A or the Designated Person(s) shall be authorised to act on behalf of Party B and Party C in exercising their rights and obligations as shareholders of the Company;

Repayment Notice	means a written notice from Party A to either or both of Party B and Party C, demanding partial or total repayment of the Loans;

Technical Services Agreement	means the Technical Services Agreement entered into between Party A and the Company on April 1, 2016.

1.2

Interpretation. All headings used herein are for reference purposes only and shall not affect the meaning or interpretation of any provision. Any reference to an Article or Appendix is to an article or appendix of this Agreement. For purposes of this Agreement, the term “PRC” refers to Mainland China, and unless explicitly stated herein does not refer to the Special Administrative Regions of Hong Kong and Macau or the territory of Taiwan. References to the masculine shall include the feminine and vice versa.

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2.	LOANS

2.1

Timing and Amount. Party A, through its affiliate, extended the Loans to individual bank accounts designated by Party B and Party C in full as of [ ], 2016. Each of Party B and Party C confirmed in writing to Part A their receipt of the Loans and hereby represents that such designation is and was at his own free will, and he will be responsible for any liability and consequence resulting from the same.

2.2

Purpose of the Loans. Each of Party B and Party C hereby represents that he shall use the Loans solely for the establishment of the Company and for the development of the Company’s business. Without Party A’s prior written consent, neither Party B nor Party C shall use the Loans for any other purpose.

2.3

Term of the Loans. The term of the Loans shall continue indefinitely until the earlier of the following events, at which time they shall become immediately due and repayable in full (including any applicable interest thereon, in accordance with Article 3):

		2.3.1	the date on which Party B and/or Party C receives a Repayment Notice; and

		2.3.2	the date on which an Event of Default occurs.

	2.4	Event of Default. An Event of Default shall be deemed to have occurred if either (or both of) Party B or Party C:

		2.4.1	makes, or attempts to make, any transfer of his Equity Interests in the Company to which Party A has not consented;

		2.4.2	dies, or wholly or partially loses his capacity to perform civil or legal acts;

		2.4.3	is charged with a criminal offense; or

		2.4.4	becomes the subject of a third-party claim for an amount in excess of RMB 500,000.

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3.	REPAYMENT OF LOANS

3.1

Repayment Method. The parties agree that the Loans shall be repaid through an equity transfer transaction pursuant to which Party B and Party C each transfers his Equity Interests in the Company to Party A and/or the Designated Person (as the case may be), as follows:

3.1.1

Party A has the right, but not the obligation at any time to purchase, or authorise the Designated Person to purchase, all or part of Party B and/or Party C’s Equity Interests in the Company at such price as Party A shall determine (“Transfer Price”);

3.1.2

All monies received by Party B and Party C through the payment of the Transfer Price shall be used solely to repay Party A for the Loans, in such manner as designated by Party A in accordance with this Agreement; and

3.1.3

If the Transfer Price exceeds the principal amount of the Loans, the amount in excess of the principal amount of the Loans shall be deemed as interest payable on the Loans, and shall be payable to Party A in cash. Otherwise, the Loans shall be deemed to be interest-free.

	3.2	Repayment upon Default. Upon the occurrence of an Event of Default, the entire amount of the Loans, together with any applicable interest, will become immediately due and payable.

4.	REPRESENTATIONS AND WARRANTIES

	4.1	Party A’s Representations and Warranties. Party A represents and warrants as follows:

		4.1.1	it is a company incorporated and validly existing under the laws of the PRC;

		4.1.2	it has all due power and authority to enter into and perform this Agreement;

		4.1.3	its execution and performance of this Agreement will not result in a breach of any law, regulation, authorisation, or agreement to which it is subject; and

		4.1.4	this Agreement constitutes legal, valid, and binding obligations enforceable against it.

	4.2	Party B and Party C’s Representations and Warranties. Each of Party B and Party C represents and warrants as follows:

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4.2.1

he has contributed to the Company all of the capital required to hold his Equity Interests in the Company in accordance with the laws of the PRC, and has obtained a corresponding capital verification report issued by a qualified accountant, upon the request and at the cost of Party A;

		4.2.2	he has the legal capacity to enter into and perform this Agreement;

		4.2.3	his execution and performance of this Agreement will not result in a breach of any law, regulation, authorisation, or agreement to which he is subject;

		4.2.4	this Agreement constitutes legal, valid, and binding obligations enforceable against him; and

		4.2.5	there is no on-going or pending dispute, action, arbitration, administrative procedure or other legal proceeding against him.

5.	UNDERTAKINGS OF PARTY B AND PARTY C

5.1

Undertakings in Regard to the Company. Each of Party B and Party C undertakes to vote in accordance with his Equity Interests in the Company and to take all other necessary actions to ensure that the Company:

5.1.1

obtains or completes each (as appropriate) governmental approval, authorisation, licence, registration and filing procedure which is necessary to perfect the ownership of its respective assets and to engage in the businesses specified in its business licence;

5.1.2

does not supplement or modify its articles of association or other constituent documents, increase or reduce its registered capital, change its current business activities, or alter its shareholding structure, without the prior written consent of Party A;

		5.1.3	manages its business and handles its financial and commercial affairs prudently and in accordance with the relevant laws and codes of practice;

5.1.4

does not sell, transfer, pledge or otherwise dispose of any legal or beneficial interest of its assets, businesses or income, or permit creation of such other security interest thereon, without the prior written consent of Party A;

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	5.1.5	does not incur, inherit, warrant or permit the existence of any debt or encumbrance without the prior written consent of Party A;

	5.1.6	does not enter into any contract valued in excess of RMB 10,000 without the prior written consent of Party A, except in the ordinary course of business;

	5.1.7	does not, under any circumstance, enter into any contract valued in excess of RMB 200,000 without the prior written consent of Party A;

	5.1.8	does not extend any loan or credit to any party, or provide any guarantee or assume any obligation of any party, without the prior written consent of Party A;

	5.1.9	provides all information relating to its operations and financial affairs to Party A upon Party A’s request;

5.1.10

obtains and maintains insurance with insurers acceptable to Party A, for an amount and on terms and conditions which are comparable to the insurance maintained by companies engaging in similar businesses with similar assets or properties and in terms satisfactory to meet any insurance requirements at law in the jurisdictions in which the Company operates;

	5.1.11	does not merge or consolidate with any third party or acquire or invest in any third party, without the prior written consent of Party A;

	5.1.12	notifies Party A immediately should any legal action, arbitration or administrative procedure relating to his/her assets, operations or income arise or become likely to arise;

	5.1.13	does not pay dividends or distributions of any kind to its shareholders without the prior written consent of Party A; and

	5.1.14	promptly notifies Party A in writing of the occurrence of any event which has or might have a material adverse effect on its assets, obligations, rights or operations.

5.2	Personal Undertakings. Each of Party B and Party C further undertakes to:

	5.2.1	not sell, transfer, pledge or otherwise dispose of any of his Equity Interests in the Company, or permit creation of such other security interest thereon, without the prior written consent of Party A;

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5.2.2

enter into all necessary or appropriate agreements, take all necessary or appropriate actions , and make all necessary or appropriate defences for the Company for the purpose of maintaining ownership of his Equity Interests in the Company (unless requested otherwise in writing by Party A) or as requested in writing by Party A;

		5.2.3	not cause any action and/or omission which may materially and adversely affect the assets, operations or liability of the Company, without the prior written consent of Party A;

		5.2.4	appoint only persons nominated by Party A to serve as directors of the Company;

		5.2.5	use all proceeds from the Transfer Price solely to repay the Loans (including any applicable interest on the same), in accordance with this Agreement;

		5.2.6	issue the Power of Attorney within 3 days after the establishment of the Company;

		5.2.7	execute the Call Option Agreement and Equity Pledge Agreement within 3 days after the establishment of the Company;

5.2.8

take all actions to ensure that the Equity Pledge Agreement, Call Option Agreement, Power of Attorney and Technical Services Agreement remain in full effect and free of default for the duration of the Loans, and that each relevant filing, registration procedure, approval, and governmental proceedings are duly obtained or completed; and

5.2.9

strictly observe all the provisions and perform all of his obligations under this Agreement, the Equity Pledge Agreement, the Call Option Agreement and the Power of Attorney, and not cause or contribute to any action or omission that may impair their validity or enforceability.

6.	PENALTY INTEREST

6.1

If either Party B or Party C fails to comply with his repayment obligations under this Agreement, then interest shall be levied at the rate of 0.3% per day (compounded daily) upon the outstanding amount of the Loans, beginning on the date on which such amount becomes due and payable until the date on which the overdue amount is settled in full.

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6.2

The aforesaid interest penalty shall be remitted by Party B and/or Party C (as the case may be) in cash into a bank account designated in writing by Party A within 5 days after such interest is levied.

7.	CONFIDENTIALITY

7.1

Confidentiality Obligations. Each party (“Receiving Party”) shall maintain the strict confidentiality of any and all Confidential Information of the other parties (“Disclosing Party”) to which it may become privy before or during the performance of this Agreement, and shall not disclose any such Confidential Information to any third party except to its relevant employees, officers, affiliates and advisors (as applicable) on a “need-to-know” basis and provided that the aforesaid recipients of Confidential Information are subject to written confidentiality undertakings which are no less strict than the obligations set out herein. Any Confidential Information of the Disclosing Party which is received by the Receiving Party hereunder shall be used for the sole purpose of performing this Agreement and such other purpose as the Disclosing Party shall have permitted in writing.

	7.2	Exceptions. The disclosure of Confidential Information by the Receiving Party shall not be deemed a breach of its confidentiality obligations under the following circumstances:

		7.2.1	the Disclosing Party has given its prior written consent to the disclosure;

		7.2.2	the Confidential Information has entered the public domain through no fault or wrongful act of the Receiving Party;

7.2.3

the Confidential Information has been rightfully received by the Receiving Party from a third party which developed such information independently and was not subject to any confidentiality obligation with regard to the same;

7.2.4

the Confidential Information was, prior to this Agreement or any other separate non-disclosure agreement previously existing between the parties and independently developed by the Receiving Party without the use, directly or indirectly, of the Confidential Information; or

7.2.5

where the disclosure of Confidential Information is required pursuant to law or a court order of competent jurisdiction, provided that such disclosure shall be limited to the extent required by such applicable law or court order, and provided further that the Receiving Party has notified the Disclosing Party of the need to disclose the Confidential Information in question, such that the Disclosing Party shall have the opportunity to oppose the disclosure thereof by means of any available objections or appeals.

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8.	BREACH

	8.1	Breach. A party shall be deemed to be in breach of this Agreement if:

8.1.1

it fails to perform its obligations under this Agreement fully and in a timely manner, and does not rectify any such failure within 30 days after written demand from any other party requesting the same; or

		8.1.2	any representation or warranty made by such party hereunder is as of the Signing Date, or later becomes, materially false, misleading or untrue.

8.2

Liability for Breach. Any party that breaches this Agreement shall indemnify the other parties against, and compensate them for, any damages or loss of any kind incurred as a result, including third party claims.

9.	FORCE MAJEURE

9.1

A party who is not able to perform its obligations hereunder as a direct result of Force Majeure, shall not be deemed to be in breach of this Agreement, provided that the following conditions are satisfied simultaneously:

		9.1.1	its failure to perform its obligations hereunder has been directly caused by Force Majeure;

		9.1.2	it has used commercially reasonable efforts to perform its obligations hereunder and, has taken necessary precautions to reduce the losses to the other parties arising from the Force Majeure;

		9.1.3	it has immediately informed the other parties in writing after the occurrence of Force Majeure; and

9.1.4

it has provided written information and supporting documentation, including a statement of the reasons for the delay in implementing or partially implementing this Agreement, within 15 days after the occurrence of Force Majeure.

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10.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

11.	DISPUTE RESOLUTION

11.1

If any dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve it through friendly consultations or mediation. If any dispute cannot be resolved within 30 days after the commencement of discussions, such dispute shall be referred to and finally resolved by arbitration in Beijing under the auspices of the China International Economic and Trade Arbitration Commission in accordance with the Commission’s then-current arbitration rules. The arbitration shall be conducted in both the Chinese and English languages before a tribunal of 3 arbitrators appointed in accordance with the aforesaid rules.

11.2

The arbitral award shall be final and binding on the parties. The winning party may, at the cost and expense of the losing party(ies), apply to any court of competent jurisdiction for enforcement of such arbitral award.

	11.3	During the period when the dispute is being resolved, except for the matters under dispute, the parties shall continue performing this Agreement in all respects.

12.	MISCELLANEOUS

12.1

Notices. All notices or other communications hereunder shall be written in English, and delivered in person (including by courier), by first class mail or facsimile, to the addresses set forth below. A notice shall be deemed to have been delivered (a) on the date of signing of the delivery receipt in the case of delivery in person (including by courier); (b) on the 10th day of the mailing date in the case of delivery by mail; and (c) on the date recorded in the transmission record in the case of facsimile, unless delivery is made after 5 pm on a Business Day or on a non-Business Day in the place of receipt, in which case delivery shall be deemed to occur at 9 am on the following Business Day.

Party A:	YOU On Demand (Beijing) Technology Co., Ltd.

Address:	Suite 2603, 26/F, Tower A, 10 Jintongxi Road, Chaoyang District, Beijing, PRC
Tel:	+86 10 8590 6561
Fax:	+86 10 8590 6577
Attn:	Grace He

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Party B:	Yang Lan

Address:	No. 602 Unit 1 18/F, No. 19 West Third Ring North Road, Haidian District, Beijing, PRC
Tel:	+86 10 8776 2856

Party C:	Zhu Yun

Address:	No.501, Room 13, 15th Floor, Liuheyuan, Shijingshan District, Beijing, PRC.
Tel:	+86 138 0111 9910

12.2

Entire Agreement. This Agreement constitutes the entire agreement among the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

12.3

Amendment. This Agreement may be amended only by a written agreement signed by the parties, which amendment shall be attached to this Agreement as an Appendix. If required by law, the parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

12.4

No Waiver. Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of any party to exercise any right, authority or privilege under this Agreement, or under any other related agreement, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

12.5

Severability. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

12.6	Successors. This Agreement shall be valid and binding on the parties, their successors and permitted assigns (if any).

12.7

Assignment. Party B and Party C shall not assign any of their rights or obligations hereunder without the prior written consent of Party A. Party A shall have the right to assign all or any of its rights or obligations under this Agreement to a Designated Person at any time. Party B and Party C shall cooperate fully with Party A to affect any such assignment, including without limitation signing any documentation.

12.8

Counterparts. This Agreement may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute one and the same instrument.

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12.9

Languages and Versions. This Agreement is executed in three (3) original sets with both Chinese and English language versions. Each party shall retain one (1) original set. The Chinese and English language versions shall have the same legal effect.

[The space below has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed or have caused their duly authorised representatives to execute this Agreement as of the date first indicated above.

For and on behalf of
YOU On Demand (Beijing) Technology Co., Ltd.

(Company Seal)

Signature:	/s/ Polly Wang
Name:	Polly Wang
Title:	Legal Representative

Yang Lan

Signature:	/s/ Yang Lan

Zhu Yun

Signature:	/s/ Zhu Yun

Signature Page to Loan Agreement